UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2018

Non-Invasive Monitoring Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180, Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4207

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry Into a Material Definitive Agreement.

ITEM 1.02 Termination of a Material Definitive Agreement.

ITEM 3.02 Unregistered Sales of Equity Securities.

On December 21, 2018, Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), entered into stock purchase agreements (each, a “Purchase Agreement”) with Frost Gamma Investments Trust (“FGIT”), a trust controlled by Dr. Philip Frost, and Jane Hsiao, Ph.D., the Company’s Chairman and Interim CEO. Pursuant to the Purchase Agreements, the Company issued and sold to FGIT and Dr. Hsiao an aggregate of 8,571,428 shares (the “PIPE Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a purchase price of $0.07 per share. Each of FGIT and Dr. Hsiao beneficially owned in excess of 10% of the Company’s issued and outstanding shares of Common Stock prior to the issuance of the PIPE Shares and the Exchange Shares (as defined below).

Also on December 21, 2018, the Company entered into a Debt Exchange Agreement (the “Exchange Agreement”) with FGIT, Dr. Hsiao, Hsu Gamma Investments LP (“HSU Gamma”), Marie Wolf and Frost Real Estate Holdings, LLC (collectively, the “Creditors”), pursuant to which the Company issued to the Creditors or designees thereof an aggregate of 53,321,804 shares of Common Stock (the “Exchange Shares” and together with the PIPE Shares, the “Offered Shares”) in exchange for aggregate indebtedness for borrowed money and unpaid rent, including principal and accrued and unpaid interest thereon, of $3,732,526.17 held by the Creditors, which indebtedness was cancelled by the Company upon its acquisition. The Company issued the Exchange Shares at a price of $0.07 per share.

Pursuant to the Exchange Agreement, the Company satisfied and discharged all of its obligations under certain previously reported promissory notes, which are identified in the Exchange Agreement, and that certain Note and Security Agreement, dated as of March 31, 2010, by and among the Company, FGIT and Hsu Gamma (as amended, the “Credit Agreement”) and terminated the Credit Agreement, including all commitments of the lenders to lend thereunder and the lenders’ security interest in all collateral identified therein, which included substantially all of the Company’s personal property. The material terms of the Credit Agreement are described under “Liquidity and Capital Resources—2010 Credit Facility” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Company’s Annual Report on Form 10-K for the year ended July 31, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2018, which description is incorporated by reference in this Current Report on Form 8-K.

After giving effect to the issuance thereof, the Offered Shares comprise approximately 43.9% of the Company’s currently issued and outstanding shares of Common Stock. The Offered Shares were issued in connection with, and as contemplated by, the Company’s previously reported Equity Exchange Agreement with IRA Financial Trust Company, a South Dakota trust corporation, IRA Financial Group LLC, a Florida limited liability company, Adam Bergman and Fred Horner, which is described in the Company’s Current Report on Form 8-K, as filed with the SEC on December 4, 2018, which description is incorporated by reference in this Current Report on Form 8-K.

None of the Offered Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered (i) the PIPE Shares in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and (ii) the Exchange Shares in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act. FGIT and Dr. Hsiao, in respect of the PIPE Shares, represented to the Company that they are “accredited investors” as defined in Rule 501(a) under the Securities Act and that they are acquiring their respective PIPE Shares for investment and not with a view to distribution thereof in violation of the Securities Act.

The foregoing description of the Purchase Agreement and the Exchange Agreement is only a summary and is qualified in its entirety by reference to the complete text of the form of Purchase Agreement and the Exchange Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement, dated December 21, 2018.
10.2	Debt Exchange Agreement, dated December 21, 2018, by and among the Company and the Creditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, Inc.

Date: December 28, 2018	By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer